CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4/A of Duane Reade Inc. of our reports dated February 23, 2004, except for Note 20 as to which the date is March 11, 2004 and Note 21 as to which the date is November 24, 2004 relating to the financial statements and financial statement schedule of Duane Reade Inc., which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

December 23, 2004